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                                                                    EXHIBIT 23.2



            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated February 25, 2005, in the Registration Statement on Form S-4 and related Prospectus of NSP Holdings L.L.C. dated March 28, 2005.

/s/ Ernst & Young LLP
Chicago, Illinois
March 18, 2005